FILE NO.             33-36623
    SECURITIES AND EXCHANGE COMMISSION
         Washington, D.C.    20549
              AMENDMENT NO. 2
                         TO
                  FORM S-3
              REGISRATION STATEMENT
                        UNDER
            THE SECURITIES ACT OF 1933


              CAMELOT   CORPORATION
(Exact Name of Registrant as Specified in its Charter
 Colorado                              84-0691531
(State of other jurisdiction of      (I.R.S. Employer
incorporation or organization)       Identification No.)


Camelot  Place,  17770  Preston  Road,  Dallas,Texas    75252
  (972) 733-3005
 (Address, Including Zip Code, Telephone Number, Including Area Code,
              of Registrant's Principal Executive Offices)

Daniel Wettreich, Camelot Place, 17770 Preston  Road, Dallas, Texas  75252
 (972) 733-3005
(Address,Including Zip Code, Telephone Number, Including Area Code, of Agent for Service)

                              COPIES TO:
                          Jeanette Fitzgerald
                          17770 Preston Road
                         Dallas, Texas  75252
                            (972) 733-3005
                          (972) 733-4308 fax

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As  soon  as practicable after the effective date of this Registration
Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If  any  of  the securities being registered on
this form are  to  be offered  on a delayed or continuous basis pursuant to Rule 415  under the Securities Act of 1933, as amended, check
the following  box:   x

If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If  this form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

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-----------------------------------------------

             CALCULATION OF REGISTRATION FEE
                                                              Proposed Maximum
                                               Amount  to be   Aggregate Price
Title  of  Shares  to be registered  (1)        Registered       Per Share (2)

Common Stock
Par Value $0.01 per share                          680,847           $3.406

(1) This transaction relates to the common shares to be issued upon the Conversion of convertible debentures and warrants and restricted common shares as that term is defined in Rule 144.

(2)   Estimated solely for the purpose of calculating the registration fee.  Fee calculated upon the basis of the average of the high and low sales prices of the Company's Common Stock as reported on the Nasdaq
 SmallCap Market on     November 18,1997 of $5.00      which date is within five
  business  days  prior  to  the date  of the filing of this Registration
  Statement.

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH
DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8 (A), MAY DETERMINE. PROSPECTUS (Subject to Completion)
Dated   November 19, 1997


                           CAMELOT CORPORATION
                            680,847     shares of Common
              Stock, offered by certain Selling Securityholders
This  Prospectus  (the "Prospectus") relates to the  public offering,
which  is not being underwritten, of    680,847      shares (the "Shares")  of
Common  Stock,  par  value $0.01 per share (the"Common Stock"),  of
Camelot  Corporation,  a  Colorado  corporation ("Camelot" or   the
"Company"). All of the Shares may be offered by certain stockholders of the
 Company or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer(the "Selling Securityholders"). The Shares were received by certain Selling  Securityholders  in a private placement transaction  of  the Company and were issued pursuant to an
exemption from the registration requirements   of  the  Securities  Act  of
1933, as amended (the "Securities Act"), provided by Section 4(2) thereof. The Shares are being registered by the Company pursuant to a registration rights pursuant to a subscription agreement and privately held shares with certain Selling Securityholders. See
"Description of Securities"  and "Plan of Distribution."

The Shares may be offered by the Selling Securityholders from time  to time  in  transactions  on the Nasdaq SmallCap Market ("Nasdaq"),  in privately negotiated transactions, or by a combination of such methods of  sale,  at  fixed  prices  that may be changed,  at market  prices prevailing  at the time of sale, at prices related to such prevailing market prices or at negotiated prices.  The Shares may be sold by  one or  more  of the following:  (a) a block trade in which the
broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the  transaction, (b) purchases by a broker or dealer as principal and resale  by  such  broker or dealer for its account  pursuant to  this
Prospectus and (c) ordinary brokerage transactions and transactions in which the broker solicits purchases.  The Selling Securityholders  may effect  such transactions by selling the Shares to or through  broker-
dealers  and such broker-dealers may receive compensation in the  form
of   discounts,   concessions   or  commissions from   the Selling
Securityholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both
(which compensation to a particular broker-dealer might be in excess of customary commissions). In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 promulgated under the Securities Act rather than pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders.
The Company has agreed to bear certain expenses in connection with the registration and sale of the Shares being offered by the Selling Securityholders and to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.
See "Plan of Distribution."

The  Common  Stock  of  the Company is traded on The  Nasdaq SmallCap
Market tier of The Nasdaq Stock Market under the symbol "CAML"  .   On
November  3,  1997,  the last sale price for the Common Stock   as
quoted on Nasdaq was $5.00.


The Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.



    THE  SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE  OF RISK.
               SEE "RISK FACTORS" BEGINNING ON PAGE 3.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             The date of this Prospectus is    November     ___, 1997.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Securityholders or by any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the shares offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any
sale   made  hereunder  shall  under  any circumstances create   any
implication that the information contained herein is correct as of any date subsequent to the date hereof.

                         AVAILABLE INFORMATION
Camelot was incorporated in the State of Colorado on September 5, 1975 and completed a $500,000 public offering of its Common stock in March,
1976.   As  used  in  this  Prospectus, unless the  context requires
otherwise,   the   "Company"  means  Camelot Corporation and   its
subsidiaries. The Company's principal executive offices are located at Camelot Place, 17770 Preston Road, Dallas, Texas. The Company's
telephone  number  at that address is (972) 733-3005.   The Company's
Common Stock is quoted on Nasdaq under the symbol "CAML".

Camelot is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, is required to file periodic reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission").
Reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at  Room  1024,  Judiciary Plaza, 450 Fifth Street, N.W., Washington,
D.C. 20549, or at its regional offices located at Suite 1400, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and at Room 1400, 75 Park Place, New York, New York 10007. Copies of such materials may also be obtained from the Public
Reference   Section  of  the  Commission,  450 Fifth Street,   N.W.,
Washington,   DC  20549,  at  prescribed  rates.
In addition,the Commission  maintains  a  World Wide Web site that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file
electronically with  the Commission.   Such  Web site can be found at
http://www.sec.gov.   The materials  described above may also be inspected
at  the offices  of Nasdaq Operations, 1735 K Street, N.W., Washington, DC
20006.

This Prospectus, which constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act,omits certain of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part
thereof.   Statements  contained  in this Prospectus concerning  the
contents of any contract or any other document referred to are not necessarily complete; reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by such reference to such exhibit. The Registration Statement, including all exhibits and schedules thereto, may be inspected without charge of the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the Commission.

             INFORMATION INCORPORATED BY REFERENCE
The following documents filed by the Company with the Commission (File No.0-8299) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

1.  The Company's Annual Report on Form 10-K for the fiscal year ended
April 30, 1997     and Amendment No. 1 and No. 2 to the Annual Report on
Form 10-K for the fiscal year ended April 30, 1997;
2. Quarterly Report on Form 10-Q for the fiscal quarter ended July 31,1997;
3.  Current  Report on Form 8-K filed with the Commission on May  20,
1997 with amendments;
4.  Current Report on Form 8-K filed with the Commission on September
25, 1997; and
   5. Current Report on Form 8-K filed with the Commission on
November 20, 1997    .


Any statement contained in a document incorporated by reference herein shall be deemed to be modified or supersededfor purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this Prospectus.

Upon written or oral request, the Company will provide without charge to each person to whom a copy of the Prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein). Requests should be submitted in writing or by telephone at (972) 733-3005 to Investor Relations, Camelot Corporation., at the principal executive offices of the Company, Camelot Place , 17770 Preston Road,Dallas, Texas, 75252.



                             RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE MADE BY AN
INVESTOR  WHO  CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT.   THE
FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS
PROSPECTUS  BEFORE  PURCHASING  THE  SECURITIES OFFERED HEREBY.   IN
ADDITION   TO   THE  HISTORICAL  INFORMATION CONTAINED HEREIN,   THE
DISCUSSION   IN   THIS  PROSPECTUS  CONTAINS CERTAIN FORWARD-LOOKING
STATEMENTS,  WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES  ACT
AND   SECTION  27E  OF  THE  EXCHANGE  ACT, THAT  INVOLVE RISKS  AND
UNCERTAINTIES, SUCH AS STATEMENTS OF THE COMPANY'S PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-
LOOKING  STATEMENTS  WHEREVER THEY APPEAR  IN THIS PROSPECTUS.   THE
COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW AS WELL AS THOSE CAUTIONARY STATEMENTS AND OTHER FACTORS SET FORTH ELSEWHERE HEREIN.

NEED FOR ADDITIONAL FINANCING; ISSUANCE OF SECURITIES BY THE COMPANY AND ITS SUBSIDIARIES; FUTURE DILUTION
The Company may require in the future, and is constantly considering potential sources for, substantial additional financing to complete its product development and to manufacture and market any products that may be developed. There can be no assurance, however, that the Company's current cash reserves will not be expended prior to that time. The Company anticipates that further funds may be raised at any time through additional public or private debt or equity financings conducted either by the Company or by one or more of its subsidiaries.
There can be no assurance that the Company will be able to obtain additional financing or that such financing, if available, can be obtained on terms acceptable to the Company. If additional financing is not otherwise available, the Company may be required to modify its business development plans or reduce or cease certain or all of its operations.

In the event that the Company obtains any additional funding, such financings may have a dilutive effect on the holders of the Company's securities. In addition, if one or more of the Company's subsidiaries raises additional funds through the issuance and sale of its equity securities, the interest of the Company and its stockholders in such subsidiary or subsidiaries, as the case may be, could be diluted and there can be no assurance that the Company will be able to maintain
its  majority interest in any or all of its current subsidiaries.   In
addition, the interest of the Company and its stockholders in each subsidiary will be diluted or subject to dilution to the extent any such subsidiary issues shares or options to purchase shares of its capital stock to employees, directors, consultants and others. In the event that the Company's voting interest in any of its current subsidiaries falls below 50%, the Company may not be able to exercise an adequate degree of control over the affairs and policies of such subsidiary as currently being exercised.

  UNCERTAINTY REGARDING PATENTS AND PROPRIETARY RIGHTS

The success of the Company will depend in large part on its ability to obtain  patents,  defend  their patents, maintain  trade secrets  and operate without infringing upon the proprietary rights of others, both in the United States and in foreign countries. The patent position of firms  relying upon technology is uncertain and involves complex legal and  factual  questions.  The Company has applied  for United  States patents and has pending United States and foreign patent applications relating to various aspects of its products and processes. The patent application and issuance process can be expected to take several years
and  entail  considerable expense to the Company.   There can  be  no
assurance that patents will issue as a result of any such pending applications or that any patents resulting from such applications will be  sufficiently  broad to afford protection against competitors  with similar technology.  In addition, there can be no assurance that  such patents will not be challenged, invalidated, or circumvented, or  that the  rights granted thereunder will provide competitive advantages  to the  Company.  The commercial success of the Company will also  depend upon avoiding infringement of patents issued to competitors. A United
States   patent   application  is  maintained under conditions   of
confidentiality  while  the application is pending,  so the  Company cannot determine the inventions being claimed in pending patent applications filed by its competitors. Litigation may be necessary to defend or enforce the Company's patent and license rights or to determine the scope and validity of others' proprietary rights. Defense and enforcement of patent claims can be expensive and time consuming, even, in those instances in which the outcome is favorable to the Company, and can result in the diversion of substantial resources from the Company's
other activities.   An adverse  outcome could subject the Company to
significant liabilities to third parties, require the Company to obtain licenses from third parties, or require the Company to alter its products or processes, or cease altogether any related research and development activities or product sales, any of which may have a material adverse effect on the Company's business, results of operations and financial condition.

The Company has certain licenses from third parties and in the future may require additional licenses from other parties to develop,
manufacture  and  market  products  effectively. There can  be   no
assurance that such licenses can be obtained or maintained on commercially reasonable terms, if at all, that the patents underlying such licenses will be valid and enforceable or that the proprietary nature of the patented technology underlying such licenses will remain proprietary.

Although the Company has taken steps to protectits unpatented trade secrets and know-how, in part through the use of confidentiality agreements with its employees, consultants and contractors, there can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently developed or discovered by competitors.

The success of the Company is also dependent upon the skills, knowledge and experience of its scientific and technical personnel. The management and scientific personnel of the Company has been recruited primarily from other scientific companies, pharmaceutical companies and academic institutions. In some cases, these individuals may be continuing research in the same areas with which they were involved prior to joining the Company. Although the Company has not received any notice of any claims and knows of no basis for any claims, it could be subject to allegations of violation of trade secrets and similar claims which could, regardless of merit, be time consuming, expensive to defend, and have a material adverse effect on the Company's business, results of operations and financial condition.





      DEPENDENCE UPON KEY PERSONNEL AND CONSULTANTS
The Company is highly dependent upon its officers and directors and consultants. Although Camelot has entered into employment agreements with  its  CEO, such employment agreement does not contain provisions which  would  prevent such employee from resigning his position  with
Camelot  at  any  time.   The Company does not maintain  keyman  life
insurance policies on any of such key personnel.The loss of Mr. Wettreich's services could have a material adverse effect on the Company.

The Company may seek to hire additional personnel. Competition for qualified employees among technology companies is intense, and the loss of any of such persons, or the inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities could have a material adverse effect on the Company. There can be no assurance that the Company will be able to retain its existing personnel or to attract additional qualified employees.

        COMPETITION
The  Company's business is characterized by intensive research efforts
and    intense    competition.    Many technology companies    and
telecommunication companies are working to develop products and technologies in the Company's field. Most of these entities have substantially greater financial, technical,manufacturing, marketing,
distribution  and  other  resources than the Company.   In addition,
certain competitors have already begun testing of similar products and may introduce such products before the Company. Accordingly, other companies may succeed in developing products earlier than the Company or that are more effective than those proposedto be developed by the
Company.   Further, it is expected that competition in  the Company's fields will intensify. There can be no assurance that the Company will be able to compete successfully in the future.

                VOTING      CONTROL BY EXISTING STOCKHOLDER

The principal stockholder with    voting     control, of the Company
   Adina, Inc.      owns approximately 45% of the outstanding  voting
shares of the Company. Accordingly, such holder may have the ability to exert significant influence over the election of the Company's Board of Directors and other matters submitted to the Company's stockholders for approval. The voting power of this holder may discourage or prevent any proposed takeover
of the Company.     The President and a director of Adina is the CEO of the
Company and another director of Adina is an officer of the Company.

                             NO DIVIDENDS

The Company has not paid any cash dividends on its Common Stock since its formation and does not anticipate paying any cash dividends in the
foreseeable  future.   Management anticipates that  all earnings  and
other resources of the Company, if any, will be retained by the Company for investment in its business.

 POSSIBLE DELISTING FROM NASDAQ AND MARKET ILLIQUIDITY

Although the Common Stock is quoted on Nasdaq, continued inclusion  of such  securities on Nasdaq will require that (i) the Company maintain
at  least     $2,000,000 in net tangible assets or market capitalization of
$35,000,000 or net income of $500,000 in the latest fiscal year or
2 of the last 3 fiscal years,      (ii) the minimum
bid price for the Common Stock be at least $1.00 per share, (iii) the public float consist of at least 500,000 shares of Common Stock, valued in the aggregate at more than $1,000,000, (iv) the Common Stock have at least two active market makers and (v) the Common Stock be held by at least 300 holders. If the Company is unable to satisfy such maintenance requirements, the Company's securities may be delisted from Nasdaq. In such event, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the "pink sheets" or the National Association of Securities Dealers' "Electronic Bulletin Board." Consequently,the liquidity of the Company's securities could be materially impaired, not only in the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of the Company, which could result in lower prices for the Company's securities than might otherwise be attained and could also result in a larger spread between the bid and asked prices for the Company's securities.

Further, Nasdaq has the ability to suspend trading of a Company's stock at any time.

In addition, if the Common Stock is delisted from trading on Nasdaq and the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock would also be subject to the requirements of Rule 15g-9 promulgated under the Exchange Act. Under such rule, broker/dealers who recommended such low-priced securities to persons other than established customers and accredited investors
must   satisfy  special  sales  practice requirements, including   a
requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the Commission, any equity security not traded on an exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Common Stock. There can be no assurance that the Common Stock will not be delisted or treated as a penny stock.

                        LIQUIDITY OF INVESTMENT
The Company's securities are traded on the Nasdaq SmallCap Market, and the Company's securities lack the liquidity of securities traded on the principal trading markets. Accordingly, an investor may be unable to promptly liquidate an investment in the Common Stock.

            POSSIBLE VOLATILITY OF STOCK PRICE

The market price of the Company's securities, like the stock prices of many publicly traded technology and telecommunication companies, has been and may continue to be highly volatile.

 POSSIBLE ADVERSE EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE

Future sales by existing stockholders could adversely affect the prevailing market price of the Company's Common Stock. There are 100,000 common shares outstanding which were issued pursuant to Regulation S and may become freely tradeable within 40 days. Further, the remaining outstanding shares of the Company's Common Stock other than those subject to this offering are all freely tradeable, subject to volume and other restrictions imposed by Rule 144 under the Securities Act with respect to sales by affiliates of the Company. Sales of substantial amounts of Common Stock may have an adverse effect on the market price of the Company's Common Stock.

No prediction can be made as to the effect, if any, that sales of Common Stock or the availability of such securities for sale will have on the market prices prevailing from time to time for the Common Stock. Nevertheless, the possibility that substantial amounts of such securities may be sold in the public market may adversely affect prevailing market prices for the Company's equity securities and could impair the Company's ability to raise capital in the future through the sale of equity securities.

ANTITAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION

Camelot's Certificate of Incorporation authorizes the issuance of shares of "blank check" Preferred Stock. The Board of Directors has the authority to issue the Preferred Stock in one or more series and
to fix the relative  rights,  preferences and privileges   and
restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting
any  series  or  the  designation of such series.   The issuance  of
Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders of the Company. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of the Common Stock, including the loss of voting control to others.

                          RECENT DEVELOPMENTS
The   Company's  current  principal  Internet software  and hardware licensing product is VideoTalk, which is a Internet video conferencing system. VideoTalk is capable of video conferencing at 15 frames per second over a 28.8 modem.

VideoTalk is a complete hardware and software system which, when connected to a multimedia PC, enables full-duplex video conferencing over the Internet and over local and wide area networks. It uses a PCI plug-and-play card which provides high quality audio and video while achieving extremely low processor load. VideoTalk does not require a sound card or a video capture card, and allows video conferencing over the Internet with only a 28.8 kbps modem and a 60MHz Pentiumclass PC. The VideoTalk unit includes a NTSC or PAL color video camera, a special version of the Proficia telephony handset, and both the VideoTalk and DigiPhone 2.0 software.

Its technical features include:

          Multi-point conferencing
          High frame rate
          Low processor load
          Expandable system
          CIF, QCIF, and SQCIF formats Dual
          NTSC or PAL video input Echo cancellation
          Full duplex audio/video
          Outstanding speech quality H.323 compliant
          Open architecture
          Firmware upgradeable
          Scaleable hardware and software
          MIPS-based accelerated video processing
          Built-in frame grabber and audio amplifier

   The Company had a series of one-to-one demonstrations during the months of September and October, 1997 with a majority of the world's "top ten" PC anufacturers to demonstrate its VideoTalk Internet videoconferencing technology.

The  Company also announced on November 5, 1997 that it  has agreed  with
Everex  Systems, Inc. ("Everex"),  located  in Fremont, California, to demonstrate VideoTalk at the Everex booth  at COMDEX/Fall 1997 in Las Vegas
commencing November 17,  1997.   Everex  and Camelot will demonstrate  VideoTalk
over a local area network between their respective booths.

On September 22, 1997, the Company completed a private placement (the "Private Placement") of an aggregate of 800,000 9% Convertible Debentures ("Debentures") and 40,000 Warrants to purchase Common Stock exercisable at $5.00 per share and 40,000 Warrants to purchase Common
Stock   exercisable  at  $6.00  per  share,  for gross proceeds      of
approximately $800,000.

In  connection  with the Private Placement, the Company paid  to  the
Placement Agent total compensation equal to thirteen percent  of  the
gross  proceeds  received  by  the  Company from  the  sale of   the
Debentures. See "Description of Securities-9% Convertible Debentures" and "Description of Securities-- Warrants."

   On October 31, 1997, the Company concluded a private placement of 412,500 Preferred Shares, Series K for gross proceeds of $412,500. See "Description of SecuritiesPreferred Shares, Series K". The Company paid a placement agent 25,000 warrants. See "Description of Securities--Warrants."

On November 12, 1997 the company accepted a Regulation S subscription for 100,00 shares for a total purchase price of $278,150.

                        SELLING SECURITYHOLDERS
The following table sets forth certain information, as of the date hereof, with respect to the number of shares of Common Stock beneficially owned by each of the Selling Securityholders presently owned or if the Debentures are converted and the warrants are exercised and as adjusted to give effect to the sale of the Shares offered hereby. Beneficial ownership of the shares offered hereby by such Selling Securityholders will depend on the number of shares sold by each Selling Securityholder in this offering.
The Shares are being registered to permit public secondary trading of the Shares, and the Selling Securityholders may offer the Shares for resale from time to time. RBB Bank AG has not had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company. Meteor Technology, plc is a UK public company that the Company has an indirect ownership interest in and has two (2) directors which are common to both companies. See "Plan of Distribution."

The Shares offered by this Prospectus may be offered from time to time by the Selling Securityholders named below:


                        Ownership                                 Ownership
                      Prior to Offering(1)(2)               after Offering(1)(2)
                      --------------------     Number        ----------------
Name and Address of     Number of              of          Number
Selling Securityholder  Common     Percent of  Common      of        Percent of
                                   Shares     Offered      Shares    Shares
----------------------  ---------  -------   ---------     --------   -------

RBB Bank AG .
Aktiengesellschaft
Burgring 16
8010 Graz
stria                  418,240     15.41%    418,240          0          0%

Meteor Technology Plc
Watson House
54 Baker Street
London, UK
W1M1DJ                  81,760    3.44%       81,760          0          0%

Reg-S Intercontinental
Investments, Ltd.
8770 SW 72nd Street
Suite 344
Miami, FL  33173         98,214    4.1%        98,214          0         0%

AM Investments, Ltd.
Watson House
54 Baker Street
London, UK W1M1DJ        57,633     2.45%      57,633          0         0%


JW Charles Securities
900 N. Federal Highway
Boca Raton, FL  33432    25,000      1.1%      25,000          0         0%

    TOTAL. . . . . . .                680,847


(1)    Percentage  of  voting beneficialownership  is calculated  assuming
   2,296,621     voting shares of Company Stock were outstanding as of
   November 1,1997.      Beneficial ownership is determined in accordance
with the ruleso of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 31, 1997, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)   RBB  Bank AG has represented to the Company that it is not  the beneficial  owner and has no  dispositive or voting power
over  the Debentures and Warrants and therefore the Common
Stock into which they are convertible.     RBB Bank AG represents
numerous nonaffiliated persons, none of which owns more than ten (10%) percent
of the outstanding common shares of the Company.     The actual number of common
shares owned by RBB Bank   AG may  vary dependent on the actual price per
share of the common shares at the time of the Debenture conversion.

   (3) The actual number of common shares owned by Reg S Intercontinental Ltd. may vary depending on the actual price per share of the common shares at the time of the Preferred Share conversion.

                         PLAN OF DISTRIBUTION

The Shares offered by the Selling Securityholders are not being underwritten. The Company will receive no proceeds from the sale of the Shares. The Shares offered hereby may be sold by the Selling Securityholders from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders may effect such transactions by selling the Shares directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Meteor Technology is owned directly and indirectly approximately 73% by the Company. Further, two of the Company's directors are also directors of Meteor Technology and the Chairman is the same for both Companies.

   AM Investments, Ltd. is owned by the family of the Chairman of the Company, who is also the Chairman of AM Investments, Ltd. Other than the
foregoing,  there  are   no material relationships  between  any  of the
Selling Securityholders and the Company or any of its predecessors or affiliates.

The Selling Securityholders and any broker-dealers that act in connection with the sale of the Shares as principals may be deemed to
be   "underwriters"  within  the  meaning  of Section 2(11)  of  the
Securities Act and any commission received by them and any profit on the resale of such securities as principals might be deemed to be
underwriting discounts and commissions under the Securities Act.   The
Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of such securities against certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the sales of the Shares. Sales of the Shares by the Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Company's outstanding Common Stock.

At the time a particular offer of securities is made by or on behalf of the Selling Securityholder, to the extent required, a prospectus will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under  applicable  rules and regulations under the Exchange Act,  any
person engaged in  the  distribution  of the   Shares may   not
simultaneously engage in market making activities with respect to the securities of the Company for a period of two business days prior to
the  commencement  of  such distribution.   In addition and  without
limiting the foregoing, each Selling Securityholder will be subject to
applicable  provisions  of  the  Exchange  Act and  the rules   and
regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of shares of the Shares by the Selling Securityholders.

The Shares were originally issued to the Selling Securityholders pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. The Company agreed to register the Shares under the Securities Actand to indemnify and hold such Selling Securityholders harmless against certain liabilities under the Securities Act that could arise in connection with the sale by such Selling Securityholders of the Shares. The Company has agreed to pay all reasonable fees and expenses incident to the preparation and filing of this Prospectus and the Registration Statement on Form S-3 of which it is a part.


                       DESCRIPTION OF SECURITIES
The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock.

WARRANTS

As  of  October 31, 1997, there were 105,000 Warrants outstanding.
40,000 Warrants permit the holder to exercise the warrant to purchase one common share at an exercise price of $5.00 and 40,000 warrants permit the holder to exercise the warrant and purchase one common share at an exercise price of $6.00; and 25,000 warrants permit the holder to exercise the warrant and purchase one common share at an exercise price of$4.50.

COMMON STOCK

As of September 26, 1997, there were 1,615,774 shares of Common Stock
outstanding.   In  addition,  as of September 26,  1997, there  were
approximately 400,000 outstanding options to purchase shares of Common
Stock at exercise prices ranging from $2.06 to $4.00 per share.   Such
options expire on various dates through September 19, 2007.

The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Company's Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding. The Common Stock has no
preemptive  or conversion rights or other subscription rights.   There
are  no redemption or sinking fund provisions applicable to the Common
Stock.   All  outstanding shares of Common Stock are  fully paid  and nonassessable, and the shares of Common Stock to be issued upon completion of the Offering will be fully paid and nonassessable.

PREFERRED STOCK

As of September 26, 1997, there were 1,345,295 Preferred Shares, Series J outstanding. They vote with the common stock.

On October 3, 1997, the board approved the creation of 412,500 Preferred Shares, Series K. These Preferred Shares are convertible into common shares on the basis of the lower of $ 5.50 or 70% of the closing price for the 5 previous trading days. These shares are non voting unless otherwise required by Colorado law. The Preferred Shares shall pay a cumulative dividend, when and as declared by the Board of Directors out of funds legally available therefor, of eight (8%) percent of the purchase price, per annum, payable in cash or Shares on the last day of the fiscal quarter of the Corporation at the discretion of the Corporation.
The Company's Certificate of Incorporation authorizes 100,000,000 shares of Preferred Stock. The Company's Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the relative rights, preferences and privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders of the Company. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of the Common Stock, including the loss of voting control to others.
See "Risk Factors--Need for Additional Financing; Issuance of
Securities by the Operating Companies; Future Dilution" and "--Antitakeover Effects of Provisions of the Certificate of Incorporation and Delaware
Law."

 9% CONVERTIBLE DEBENTURES
The  Company  has  established 800,000 9% Convertible Debentures  (the
"Debentures").   As  of  September 26, 1997, there  were outstanding
800,000 Debentures. The following is a brief summary of the terms of Debentures. A complete description of the terms of the Debentures is set forth in the Company's Certificate of Designation with respect thereto.

The Debentures are due September 22, 2000 and shall pay interest at a rate of 9% per annum accrued and payable on the last fiscal quarter of the Company with the first six months interest held by the Company and not due or payable if the Debenture holder converts into Common Stock prior to the expiration of six months. The Debentures shall be convertible into the Corporation's Common Stock at a conversion price at the lesser of :

   a) Floating Conversion Price. 65% of the Average closing bid price of the Common Stock (the "Average Closing Price") as reported by the NASDAQ SmallCap Market or NASDAQ Electronic Bulletin Board during the five trading days immediately preceding the date of conversion; or
 b)   Fixed Conversion Price.  $3.00 per common stock.

The Debentures are not convertible until the expiration of the 90th calendar day from issuance, December 22, 1997. The Debentures have the standard anti-dilution clauses. The Debentures have no voting rights until converted into Common Stock. The Debentures are redeemable by the Company at 150% of their face value.

REGISTRATION RIGHTS

In connection with the Private Placement, the Company has agreed to use its best efforts to (i) on or prior to September 29, 1997, file with the Commission a registration statement with respect to the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants, and (ii) cause such registration statement to remain effective until the date the holders of the Debentures and Warrants have completed the distribution of such securities or until such earlier time as such shares are no longer, by reason of Rule 144(k) promulgated under the Securities Act, required to be registered for the sale thereof by such holders.

In addition to the Debentures, Preferred Shares, Series K, and Warrants issued in the Private Placement, the Company may include in such registration statement up to an additional 81,760 shares of Common Stock owned by Meteor Technology Plc, an indirect subsidiary of the Company and 57,633
shares of common stock owned by AM Investments, Ltd. a private UK company owned by the family of the Chairman of the Company.

TRANSFER AGENT, AND REGISTRAR

The Transfer Agent and Registrar for the Shares is Stock Transfer Company of America, Inc. ("STCA"), 2415 Midway, Suite 125, Dallas, Texas 75006. STCA can be reached at (972) 733-3060.

                             LEGAL MATTERS
Certain legal matters with respect to the validity of the Shares offered hereby are being passed upon for the Company by Jeanette Fitzgerald. Ms. Fitzgerald is a director, vice president, and general counsel for the Company. She owns 1500 common shares of the Company and has options to exercise to acquire additional Common Stock of the
Company.     Further, she is a director of Meteor Technology Plc  but
owns no shares in Meteor Technology.

                                EXPERTS
The  consolidated financial statements of the Company appearing in the
Company's  Annual  Report on and    Amendments No. 1 and 2      to the
Form 10-K for the year ended April 30, 1997, and for each of the years in the three-year period ended April 30, 1997, have been incorporated by reference herein in reliance upon the report of Lane, Gorman, and Trubitt, LLP, independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.


No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation for an offer to buy any securities offered
hereby  by  anyone  in  any  jurisdiction  in which  such offer   or
solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                       -------------------------
                           TABLE OF CONTENTS
                       -------------------------
                                                            PAGE

Available Information . . . . . . . . . . . . . . . .. . . .5
Information Incorporated by Reference . . . . .. . . . . . .5
Risk Factors  .. . . . . . . . . . . . . . . . . . . . . . .6
Recent Developments . . . . . . . . . . . . . .. . . . . ..11
Selling Securityholders . . . . . . . . . . . . . . . . ...13
Plan of Distribution. . . . . . . . . . . . . .. . . . . . 14
Description of Securities . . . . . . . . . . . . . . . . .16
Legal Matters . . . . . . . . . . . . . . . . .. . . . .. .18
Experts . . . . . . . . . . . . . . . . . . . .. . . . .. .18


Until            ,  1997  (25 days after the date of this Prospectus),
all dealers effecting transactions in the registered securities offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the
obligation  of  dealers  to  deliver  a Prospectus  when acting   as
underwriters   and  with  respect  to  their unsold allotments   or
subscriptions.


                          CAMELOT CORPORATION
                               680,847     SHARES
                             COMMON STOCK
                         --------------------
                              PROSPECTUS
                         -------------------
                            November ____, 1997





                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All expenses incurred in connection with the issuance and distribution of the securities being registered will be paid by the Registrant. The following is an itemized statement ofthese expenses. All amounts
are   estimates   except  the  Securities  and Exchange Commission
registration fee and the Nasdaq listing fee.

  SEC  registration fee . . . . . . . . . . . .. . .  .  .$846
     Nasdaq  listing  fee . . . . . . . . .  ..  .   .  .4,000
     Printing  and  Engraving . . . . . . .  .  ..  .  . 1,000
    Legal fees and expenses of the Registrant. . . . . . 1,000
    Accounting fees and expenses . . . . . . .. . .  . . 1,000
                                                        ------
                Total. . . . . . . . . . . .. . . . .$   7,846

------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles and Bylaws of the Company provide for indemnification of the officers and directors of the Company against reasonable costs
and   expenses,  including  counsel  fees, actually  and necessarily incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or an officer of the Company,except in relation to any action suit or proceeding in which he has been adjudged liable because of negligence , misconduct, or gross negligence for liabilities arising from their activities as officers and directors. Further, the bylaws of the Company permit indemnification to the fullest extent permitted by the laws of Colorado. The Registrant has obtained liability insurance for its directors and officers.

ITEM 16.  EXHIBITS

Exhibit No.    Description
*3.1 (1) Certificate of Incorporation of the Registrant,
            as amended to date.
 3.2     Bylaws of the Registrant, as amended to date.
3.3     Certificate of Designations of Debentures and
            Convertible Preferred Stock.
4.2    Specimen Common Stock certificate.
4.3    Form of Subscription Agreement, by and between
             the Registrant and the Selling Securityholders, as applicable
4.4    Form of Common Stock Purchase Warrant
5.1    Opinion of Jeanette Fitzgerald, Esq.
10.2   Employment  Agreement, between the Registrant  and Daniel Wettreich
21.1   Subsidiaries of the Registrant.
23.1   Consent of Lane, Gorman, and Trubitt L.L.P.
23.2   Consent of Jeanette Fitzgerald, Esq.
            (included in the opinion filed as Exhibit 5.1).

*Previously filed
- -------------------



ITEM 17.       UNDERTAKINGS

               The Registrant hereby undertakes that it will:

      1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          i) Include any prospectus required by Section 10(a) (3) of the Securities Act;
          ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;
           and
          iii) Include any additional or changed material information on the plan of distribution.

      2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

      3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Colorado General Corporation Law, the Certificate of Incorporation or the Bylaws of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the
Registrant  in  the  successful  defense  of any  action, suit   or
proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The Registrant hereby undertakes that:

      1) For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time the commission declared it effective.

 2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                              SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 20th day of November, 1997.

                                       CAMELOT CORPORATION
                                        By: /s/Daniel Wettreich
                                         Daniel Wettreich
                                         Chairman and CEO

 /s/ Daniel Wettreich    President and Chief Executive Officer November 20, 1997
    Daniel Wettreich     and a Director

 /s/ Robert Gregory      Vice President (Principal Financial    November 20,1997
     Robert Gregory      and Principal Accounting Officer)


  /s/Jeanette Fitzgerald  Vice  President, General Counsel     November 20, 1997
    Jeanette Fitzgerald     Director


 /s/ Alan Wolfe           Director                             November 20, 1997
     Alan Wolfe


/s/ Bruce Baldwin         Director                             November 20, 1997
    Bruce Baldwin